UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   March 31, 2020

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or Other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey  07081
(Address of principal executive offices)

 Registrant’s telephone number, including area code
(973) 467-2200

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On March 25, 2020, Village Super Market, Inc. (“Village”) entered into a revised Asset Purchase Agreement (“APA”) with Fairway Group Holdings Corp. and certain of its subsidiaries (“Fairway”) to acquire certain assets, including five supermarkets, a production distribution center (the “PDC”) and the intellectual property of Fairway, including the names “Fairway” and “Fairway Markets.” Four of the supermarkets are in Manhattan, specifically the Upper West Side, Upper East Side, Kips Bay and Chelsea locations, and a fifth store is located in Pelham, NY. Village has agreed to pay $76.0 million for the Fairway assets, subject to closing adjustments set forth in the APA, and to assume certain liabilities, consisting primarily of those arising from acquired leases. Village’s cash purchase price will be reduced by a $2.1 million credit arising from the breakup of Village’s initial “stalking horse” bid. The acquisition is subject to the approval of the United States Bankruptcy Court for the Southern District of New York at a hearing currently scheduled for April 14, 2020 and other closing conditions set forth in the APA. A copy of the press release and APA are being furnished as exhibits to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

Description

99.1	Asset Purchase Agreement dated as of March 25, 2020 by and among Fairway Group Holdings Corp. and Village Super Market, Inc.
99.2	Press Release

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: March 31, 2020	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)